Exhibit 10.6.1

WARRANT

THIS WARRANT AND THE COMMON STOCK WHICH MAY BE ACQUIRED UPON EXERCISE OF THIS WARRANT (“THE UNDERLYING COMMON STOCK”)  WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND (1) THIS WARRANT AND THE UNDERLYING COMMON STOCK MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM, (2) HEDGING TRANSACTIONS INVOLVING THE EQUITY SECURITIES (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OF THE ISSUER OF THIS WARRANT AND THE UNDERLYING COMMON STOCK MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND (3) THIS WARRANT AND THE  UNDERLYING COMMON STOCK MAY NOT BE RESOLD EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Tradestar Services, Inc.

Common Stock Purchase Warrant

THIS IS TO CERTIFY THAT, for value received, 383210 Alberta Ltd., a corporation organized and existing under the laws of Alberta, Canada, as registered holder hereof, or any subsequent holder or holders (the “Holder”), upon due exercise of this warrant (the “Warrant”), dated as of March 2, 2007, is entitled to purchase from Tradestar Services, Inc., a Nevada corporation (the “Corporation”), all or any part of the Warrant Shares (as hereinafter defined) for the applicable Exercise Price (as hereinafter defined) in accordance with the terms provided below.

1.     Exercise Period; Exercise Price; Warrant Shares. This Warrant shall be exercisable following the one (1) year anniversary of the date hereof (the “Vesting Date”) and prior to 5:00 p.m. Houston, Texas, time on March 2, 2013 (the “Termination Date”) only as follows:

(a)           Calculation of Warrants.  The Holder is entitled to purchase 100,000 shares of Common Stock of the Corporation (the “Warrant Shares”).  The exercise price shall be US $2.10 per share for each share of Common Stock acquired, subject to adjustment pursuant to Section 5 below (the “Exercise Price”).

(b)           “Common Stock” means full paid and non-assessable shares of common stock, par value $0.001 per share, of the Corporation.

2.               Exercise of Warrant.

(a)           Procedure for Exercise.  The Holder of this Warrant may exercise this Warrant at any time after the Vesting Date and immediately prior the Termination Date for the purchase of all or any part of the Warrant Shares. The purchase price shall be equal to the Exercise Price multiplied by the number of Warrant Shares to be acquired pursuant to such exercise of the Warrant. To exercise this Warrant in whole or in part, the Holder hereof shall deliver to the Corporation (i) a written notice of exercise (“Notice of Exercise”) of such Holder’s election to exercise this Warrant, which Notice of Exercise shall specify the number of whole shares of Common Stock to be purchased; (ii) payment of the aggregate Exercise Price for the shares of Common Stock being purchased in the manner provided herein; (iii) an executed Subscription Agreement; and (iv) this Warrant. Upon receipt of the Notice of Exercise, the payment, the executed Subscription Agreement and surrender of this Warrant, the Corporation shall, as promptly as practicable, execute or cause to be executed and deliver to such Holder a certificate or certificates representing the aggregate number of shares of Common Stock specified in such Notice of Exercise.  The stock certificate or certificates so delivered shall be in such denominations as may be specified in such Notice of Exercise and shall be registered in the name of such Holder or, subject to the conditions of Section 3 below, such other name as shall be designated in such Notice of Exercise.  Payment of the Exercise Price may be made (i) by wire transfer; (ii) by certified check or cashier’s check, or by Holder’s personal check, payable to the order of the Corporation; or (iii) pursuant to the terms of Section2(b) below.

(b)           Cashless Exercise. Notwithstanding anything contained herein to the contrary, Holder may, at its election (exercised in its sole discretion), exercise this Warrant as to all or a portion of the Warrant Shares and, in lieu of making the cash payment otherwise contemplated to be made to the Corporation upon such exercise, elect instead to receive upon such exercise the net number of shares of Common Stock determined according to the following formula:

Net Number =  (A x B) - (A x C)
                                             B

For purposes of the foregoing formula:

A=                               the total number of Warrant Shares then being exercised.

B=                                 the closing sale price of the Common Stock on the trading day immediately preceding the date of the Notice of Exercise.

C=                                 the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(c)           No Fractional Shares.  No fractional shares are to be issued upon the exercise of this Warrant. If this Warrant shall have been exercised only in part, the Corporation shall, at the time of delivery of such certificate or certificates, deliver to such Holder a new warrant evidencing the rights of such Holder to purchase the remaining Warrant Shares called for by this Warrant, which new warrant shall in all other respects be identical with this Warrant, or, at the request of such Holder, appropriate notation may be made on this Warrant and the same returned to such Holder.

(d)           Expenses.  The Corporation shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates under this Section, except that, in case such stock certificates are to be registered in a name or names other than the name of the Holder of this Warrant, all stock transfer taxes payable upon the execution and delivery of such stock certificate or certificates shall be paid by the Holder hereof at the time of delivering the Notice of Exercise. In such case, the Holder hereof shall deliver with such Notice of Exercise evidence, satisfactory to the Corporation, that such taxes have been paid.

(e)           Warrant Holder Not a Stockholder.  No Holder of this Warrant shall be entitled, solely by reason of being a Holder hereof, to possess any right or privilege as a stockholder of the Corporation, including without limitation, the right to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, until the Holder shall have exercised all or any part of this Warrant in accordance with the provisions set forth in Section 2 hereof.  Nothing contained herein shall be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Corporation or any right to vote upon any matter submitted to stockholders at any time thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, to receive notice of the meetings of stockholders, until the Warrant shall have been exercised as provided in Section 2 hereof.

3.     Transfer, Division and Combination.

(a)           Transfer of Warrants.  The Warrant is a separate and detachable security, transferable only on the books of the Corporation by the registered Holder hereof in person or by attorney duly authorized in writing, upon surrender of this Warrant to the Corporation for transfer. Upon any such transfer, a new Warrant to purchase a like number of shares of Common Stock will be issued to the transferee or transferees in exchange for this Warrant.  Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of an agreement of indemnity (without security therefor, and upon surrender and cancellation of this Warrant, if mutilated), the Corporation will make and deliver a new Warrant of like tenor, in lieu of this Warrant.  This Warrant shall be promptly canceled by the Corporation upon the surrender hereof in connection with any exchange, transfer or replacement.

(b)           Division and Combination of Warrants.  This Warrant may, subject to Section 4 hereof, be divided or combined with other warrants upon presentation hereof at the principal office of the Corporation, together with a written notice specifying the names and denominations in which new warrants are to be issued signed by the Holder or its agent or attorney.  Subject to compliance with the preceding paragraph and with Section 4, as to any transfer which may be involved in such division or combination, the Corporation shall execute and deliver a new warrant or warrants in exchange for the warrant or warrants to be divided or combined in accordance with such notice.

(c)           Expenses.  The Corporation shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of this Warrant pursuant to this Section.

4.             Compliance with Securities Act; Restrictions on Transfer.

(a)           Compliance with Securities Act.  This Warrant and the related Warrant Shares shall not be transferable except upon the conditions specified in this Section, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws in respect of the transfer of such Warrant or Warrant Shares.

(b)           Restrictions on Transfer.  By acceptance of this Warrant, the Holder of this Warrant agrees, prior to any transfer or attempted transfer of such Warrant or the related Warrant Shares, to give written notice to the Corporation of such Holder’s intention to effect such transfer.  The notice shall describe the manner and circumstances of the proposed transfer in detail and shall contain an undertaking by the Holder to furnish such other information as may be required to enable the Corporation’s counsel to render the opinions referred to below, and shall give the identity and address of the Holder’s counsel. By acceptance of this Warrant, the Holder agrees to bear the reasonable expense of the Corporation’s counsel for delivery of all additional opinions requested by the Holder, if any (whether such opinions would permit the proposed transfer or not). The Holder shall submit a copy of the notice to the counsel designated in the notice and the Corporation shall submit a copy thereof to its counsel, and the following provisions shall apply:

(i)            If, in the opinion of both the Corporation’s and the Holder’s counsel, the proposed transfer of the Warrant or Warrant Shares may be effected without registration of the Warrant or Warrant Shares under the Securities Act, the Corporation shall, as promptly as practicable, so notify the Holder who will then be entitled to transfer the Warrant or Warrant Shares in accordance with the terms of the notice delivered by the Holder to the Corporation.

(ii)           If, in the opinion of either the Corporation’s or the Holder’s counsel, the proposed transfer of the Warrant or Warrant Shares may not be effected without registration of the Warrant or Warrant Shares under the Securities Act, the Corporation shall, as promptly as practicable, so notify the Holder, and the Corporation shall not be obligated to effect the proposed transfer, except pursuant to an offering registered under the Securities Act.

(c )          Legend.  Each certificate for Warrant Shares issued upon exercise of this Warrant shall bear a legend to the effect that the Warrant Shares may not be transferred except upon compliance with the provisions of this Section 4, and each certificate for Warrant Shares transferred pursuant to Section 4 shall also bear the legend listed below, unless, in the opinion of counsel acceptable to the Corporation, such a legend is not required.

THESE SHARES WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND (1) THESE SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM, (2) HEDGING TRANSACTIONS INVOLVING THE EQUITY SECURITIES (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OF THE ISSUER OF THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND (3) THESE SHARES MAY NOT BE RESOLD EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(d)           Certain Covenants, Representations and Warranties of Holder.  By the Holder’s acceptance of this Warrant, the Holder hereby represents and warrants to the Corporation, as of the date hereof, as follows:

(i)            The Holder is acquiring the Warrant and (upon the exercise of the Warrant) the Warrant Shares in accordance with Regulation S.  The Holder acknowledges that neither the Warrant nor the underlying Warrant Shares have been registered under the Securities Act, or the securities or “blue sky” laws of any state or other domestic or foreign jurisdiction, and that none of such securities may be sold, transferred or otherwise disposed of except pursuant to an effective registration statement thereunder or an applicable exemption therefrom.

(ii)           The Holder (i) has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of its investment in the Warrant and the underlying Warrant Shares and has the financial ability to assume the monetary risk associated therewith; (ii) is able to bear the complete loss of its investment in the Warrant and the underlying Warrant Shares; has received such documents and information from the Corporation as such Holder has requested and has had the opportunity to ask questions of and receive answers from the Corporation and the terms and conditions of the offering of the Warrants and to obtain additional information and (iv) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(iii)          The Holder certifies that (i) it is a non-U.S. person outside the United States and it is not acquiring the Warrant and (upon the exercise of the Warrant) the Warrant Shares for the account or benefit of a U.S. person; (ii) it will not resell the Warrant and (upon the exercise of the Warrant) the Warrant Shares prior to the earlier of a registration statement being declared effective with respect to the Warrant and (upon the exercise of the Warrant) such Warrant Shares or the expiration of the one-year distribution compliance period provided for in Regulation S, except to other non-U.S. persons outside of the United States or to a distributor for the act or benefit of a U.S. person in accordance with Regulation S or pursuant to an available exemption from registration under the Securities Act; (iii) it has not engaged in, and prior to the earlier of a registration statement being declared effective with respect to such securities or the expiration of the one-year distribution compliance period provided for in Regulation S, will not engage in any short selling of any equity security issued by the Corporation (including, without limitation, the Warrant and the Warrant Shares) or any hedging transaction with respect to any such equity security, including without limitation put, call or other option transactions, option writing and equity swaps; and (iv) is not relying upon any statements or instruments made or issued by any person other than the Corporation in making a decision to accept the Warrant and enter into the Consulting Agreement.  As used herein, the term “Consulting Agreement” means that certain Consulting, Confidentiality, Non-Competition and Non-Solicitation Agreement, dated of even date herewith, by and among the Corporation, Decca Consulting, Ltd., the Holder and Barry Ahearn.

(iv)          The Holder is a “holding entity” (as such term is defined under National Instrument 45-106 of the Canadian Securities Administrators) of Barry Ahearn.  Participation in the distribution of the Warrants represented by this certificate is “voluntary” (as such term is defined under National Instrument 45-106 of the Canadian Securities Administrators.  The Holder acknowledges that the Warrants represented hereby have been issued to the Holder pursuant to certain prospectus and registration exemptions  existing under the securities laws of the Province of Alberta and that the Warrants and the Warrant Shares may be subject to certain restrictions on resale, including a hold period of indefinite duration.

(v)           If the Holder is a partnership, corporation, trust or other entity:

(A)  it was not formed for the purpose of this investment;

(B)   it is authorized and otherwise duly qualified to purchase and hold shares of Common Stock, this Warrant and the Warrant Shares.

(vi)          The Holder is not subject to a statutory disqualification, as set forth in Section 3(a)(39) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(vii)         The Holder has been given full and complete access to all information with respect to the Corporation and the Corporation’s proposed activities that the Holder has deemed necessary to evaluate the merits and risks of an investment in the Corporation.

(viii)        The Holder has had a full opportunity to ask questions of and to receive satisfactory answers from a representative of the Corporation concerning the terms and conditions of this investment in the Corporation and all such questions have been answered to the full satisfaction of the Holder.

(ix)           The Holder is aware of the risks associated with an investment in the Corporation, including those described in the “Risk Factors” section of the Corporation’s SEC Filings.

(x)            The Holder has been advised and understands that an investment in the Corporation is highly speculative and has received no representations or warranties from the Corporation with respect to such investment.

(xi)           The Holder acknowledges that there are substantial restrictions on the transferability of, and there will be no public market for, the Warrant Shares and, accordingly, it may not be possible for the Holder to liquidate its investment in case of an emergency or otherwise, and the Holder has been advised that while Rule 144 of the Securities Act is presently applicable to the Warrant Shares, the Holder understands that Rule 144 may not be available in the future.

(xii)          The Holder is aware that no securities administrator of any state or any federal government has made or will make any finding or determination relating to its investment in the Corporation.

(xiii)         All information which the Holder has provided to the Corporation, in connection with this Warrant, is true and correct in all material respects as of the date set forth below and the Holder agrees to furnish any additional information which the Corporation may request so as to determine the suitability of the Holder, and to notify the Corporation immediately should any material changes in such information occur.

5.                                       Anti-dilution.

(a)           Reorganization Transactions.  The applicable Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time upon the occurrence hereafter of certain transactions by the issuer of the Warrant Shares, including dividends of stock or other securities or property, stock splits, reverse stock splits, subdivisions, combinations, recapitalizations, reorganizations, reclassifications, consolidations and any liquidation or dissolution of such issuer (each a “Reorganization”).  In the event that the outstanding Common Stock issued by the Corporation is at any time increased or decreased solely by reason of a Reorganization, appropriate adjustments in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the interest of the Holder upon exercise will be the same as it would have been had such Holder owned the underlying securities immediately prior to the occurrence of such event.  Such adjustment shall be made successively whenever any Reorganization shall occur.

(b)           Notice.  Notice of matters arising under this Section 5 shall be given pursuant to Section 7 below.

(c)           Adjustments.  Except as otherwise provided herein, the effective date of any adjustment pursuant to Section 5(a) shall be the effective date of the event that causes such adjustment.

6.             Special Agreements of the Corporation.

(a)           Reservation of Common Stock.  The Corporation covenants and agrees that it will reserve and set apart and have at all times, a sufficient number of shares of authorized but unissued Common Stock for delivery upon the exercise of the Warrant or any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all of its obligations thereunder; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the Warrant at the Exercise Price then in effect, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(b)           Par Value.  As a condition precedent to the taking of any action which would cause an adjustment reducing the Exercise Price below the then par value, if any, per share of the Warrant Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue its Common Stock at the Exercise Price upon exercise of this Warrant in accordance with the provisions hereof.

(c)           Shares to be Fully Paid and Nonassessable.  The Corporation covenants that all shares of Common Stock which may be issued upon exercise of this Warrant will be, upon issuance and payment of the Exercise Price, fully paid and nonassessable.

(d)           Exchange Act Reports.  If the Corporation becomes subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act, then the Corporation shall prepare and timely file all such reports which it is required to file under the Exchange Act until the earlier of such time as Holder has sold all of the Warrant Shares or such time as the Corporation is no longer subject to such reporting requirements under the Exchange Act; provided, however, that nothing in this Warrant shall obligate the Corporation to become subject to or remain subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act.

7.                                       Notices.

(a)           All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

(i)            if to Corporation, to:

Tradestar Services, Inc.

Three Riverway, Suite 1500

Houston, Texas 77056

Attention: Chief Executive Officer

Telephone: (713) 479-7000

Facsimile: (713) 975-6271

with a copy (which shall not constitute notice) to:

Haynes and Boone, LLP

One Houston Center

1221 McKinney Street, Suite 2100

Houston, Texas 77010

Attention:  Bryce D. Linsenmayer, Esq.

Facsimile:  (713) 236-5540

(ii)                                  if to Holder, to:

383210 Alberta Ltd.

#2 Fieldstone Way

Sylvan Lake, AB  T4S 2L3

Attn.: Barry Ahearn

Telephone: (403) 318-2852

Facsimile: (403) 263-3374

With a copy (which shall not constitute notice) to:

Douglas Dunscombe, Esq.

Suite 900

800 6th Avenue S.W. Calgary, AB T2P 3G3

Telephone: (403) 262-7221

Facsimile: (403) 269-8246

(b)           With respect to any Holder of Warrant Shares, such notices, requests and other communications shall be sent to the addresses set forth in the stock transfer records regularly maintained by the Corporation.

(c)           All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 7).  Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

8.             Limitation of Liability.  No provision hereof, in the absence of affirmative action by the Holder to purchase the Warrant Shares as provided in Section 2 above, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

9.             Indemnification. The Holder acknowledges and understands the meaning and legal consequences of the representations and warranties herein and hereby agrees to indemnify and hold harmless the Corporation and its officers, directors, controlling persons, agents, employees, attorneys and accountants from and against any and all loss, damage or liability, together with all costs and expenses (including attorneys fees and disbursements) which any of them may incur by reason of:

(a)           any breach of any representation, warranty or agreement of the Holder contained in this Warrant or the Consulting Agreement executed by the Holder and delivered to the Corporation in connection herewith; or

(b)           any false, misleading or inaccurate information, or any breach of any representation, warranty or agreement of the Holder, contained in any agreement executed by the Holder in favor of the Corporation.

Notwithstanding the foregoing, no representation, warranty, acknowledgment or agreement made herein by the Holder shall in any manner be deemed to constitute a waiver of any rights of the Holder under federal or state securities laws. All representations and warranties contained in this Agreement and indemnification contained in Section 9, shall survive the acceptance of the Holder’s subscription for the Corporation’s securities and any other transaction contemplated herein.

10.           Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Texas, excluding that body of law relating to conflict of laws.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be effective by its signed by its duly authorized officer as of the 2nd day of March, 2007.

TRADESTAR SERVICES, INC.,
a Nevada corporation

By:	/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Chief Financial Officer